Exhibit 99.1

NEWS RELEASE FOR INFORMATION CONTACT: Glimcher Realty Trust 150 East Gay Street Columbus, Ohio 43215 www.glimcher.com

Mark E. Yale	Lisa A. Indest
Executive V.P.,CFO	V.P., Finance and Accounting
(614) 887-5610	(614) 887-5844
myale@glimcher.com	lindest@glimcher.com

FOR IMMEDIATE RELEASE
Wednesday, July 25, 2007

GLIMCHER REPORTS SECOND QUARTER 2007 RESULTS

•	Comparable mall store occupancy at June 30, 2007 was 170 basis points higher than at June 30, 2006

•	Comparable mall net operating income increased 2% over second quarter 2006

•	Average mall store sales for our wholly-owned malls increased 2.4% from June 30, 2006

COLUMBUS, OH – July 25 – Glimcher Realty Trust, (NYSE: GRT), today announced financial results for the second quarter ended June 30, 2007.  A description and reconciliation of non-GAAP financial metrics is contained in a later section of this press release and references to per share amounts are based on diluted common shares.

Net loss to common shareholders in the second quarter of 2007 was $5.3 million, or $0.14 per share, as compared to a net loss of $43.0 million, or $1.17 per share, in the second quarter of 2006.  Funds From Operations (“FFO”) in the second quarter of 2007 was $16.0 million, compared to $(26.9) million in the second quarter of 2006.  On a per share basis, FFO for the second quarter of 2007 was $0.40 per share compared to $(0.67) per share in the second quarter of 2006.  Included in the second quarter 2007 FFO was a $2.5 million impairment charge related to Northwest Mall in Houston, Texas and a write-off of approximately $1.0 million of discontinued development costs.   FFO per share excluding impairment charges was $0.46 for the second quarter of 2007 compared to $0.55 per share for the second quarter of 2006.

“With the near completion of the mall disposition program and greater visibility into the redeployment of these proceeds, we are excited about the future of Glimcher,” stated Michael P. Glimcher, CEO and President. “Additionally we are pleased with the continued improvement in our core portfolio operating metrics.”

For the first six months of 2007, net loss to common shareholders was $4.2 million, or $0.11 per share, compared to a net loss of $39.1 million, or $1.06 per share, in the first six months of 2006.  FFO was $36.0 million, or $0.89 per share, in the first six months of 2007 compared to $(3.8) million, or $(0.10) per share, in the first six months of 2006.

Summary of Financial Results
(unaudited, dollars in thousands except per share amounts)

	For Three Months Ended June 30,		For Six Months Ended June 30,
	2007	2006	2007	2006
Revenues	$73,132	$72,899	$147,849	$147,957
Net loss to common shareholders	$(5,277)	$(43,045)	$(4,169)	$(39,061)
Earnings per diluted common share	$(0.14)	$(1.17)	$(0.11)	$(1.06)
FFO	$16,048	$(26,908)	$36,044	$(3,838)
FFO per diluted common share	$0.40	$(0.67)	$0.89	$(0.10)

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Highlights

•
Total revenues of $73.1 million in the second quarter of 2007 were 0.3% more than total revenues for the second quarter of 2006.   An increase in outparcel sales of $1.0 million was partially offset by a decrease in lease termination income of $0.8 million in the second quarter of 2007.

•
Net loss to common shareholders for the second quarter of 2007 improved by $37.8 million compared to the second quarter of 2006.  The improvement primarily related to an impairment loss of $48.8 million recorded in the second quarter of 2006 compared to $2.5 million recorded in the second quarter of 2007.  Offsetting the favorable variance in impairment charges was a $1.1 million loss on the sale of a property during the second quarter of 2007, higher interest costs of $2.9 million and a write-off of $1.0 million in discontinued development costs in the second quarter of 2007.

•
Net operating income (“NOI”) for our comparable malls for the second quarter of 2007 increased by 1.8% over same mall NOI for the second quarter of 2006.  Improvements in rents were partially offset by lower recovery rates.  When excluding mall properties held-for-sale, NOI increased 2.4%.  The impact of prior year tenant reimbursements were not considered in making these comparisons.

•
Mall store occupancy for our comparable malls at June 30, 2007 was 90.3% compared to 88.6% at June 30, 2006, an improvement of 170 basis points. When excluding mall properties classified as held-for-sale, mall store occupancy was 90.9% at June 30, 2007.

•
Same mall store average rents were $25.86 per square foot at June 30, 2007, an increase of 2% from the $25.43 per square foot at June 30, 2006.  Re-leasing spreads for leases signed in the second quarter were positive 9% with base rents averaging over $30 per square foot.

•
Average retail sales for mall stores at our wholly owned properties increased 2.4% to $349 per square foot for the twelve months ending June 30, 2007 compared to $341 per square foot at June 30, 2006.  When excluding the held-for-sale mall properties, average retail store sales were $361 per square foot for the twelve months ending June 30, 2007.

•
Debt-to-total-market capitalization at June 30, 2007 (including the Company’s pro-rata share of joint venture debt) was 58.1% based on the common share closing price of $25.00, compared to 56.3% at December 31, 2006 based on the common share closing price of $26.71.  Fixed rate debt represented approximately 83% of the Company’s total outstanding borrowings at June 30, 2007.

Current Status of Mall Disposition Program

•	Montgomery Mall (Montgomery, AL) – the Company sold Montgomery Mall on May 10, 2007 for approximately $4.5 million.
•	University Mall (Tampa, FL) – the Company sold University Mall on July 20, 2007 for approximately $144.7 million.
•
Almeda Mall (Houston, TX) – the Company has a contract to sell this property for approximately $40.0 million and expects to close the transaction in July 2007. On July 12, 2007, the Company paid off the existing mortgage debt without pre-payment penalty.

•	Northwest Mall (Houston, TX) – the Company has a contract to sell this property for approximately $19.0 million and expects to close the transaction during the third quarter of 2007.
•	Eastland Mall (Charlotte, NC)– the Company remains committed to sell this property.

Outlook

After considering the impairment on Northwest Mall, the Company estimates earnings per share to be in the range of $1.51 to $1.64 for 2007 and estimates FFO per share to be in the range of $2.19 to $2.25 for 2007.  With the exception of the impairment charge on Northwest Mall, there were no significant changes to the assumptions detailed in previous guidance.

A reconciliation of the range of estimated FFO per share to estimated earnings per share for 2007 follows:

	Low End	High End
Estimated earnings per share	$1.51	$1.64
Add: Real estate depreciation and amortization*	2.00	2.00
Less: Gain on sales of properties	(1.32)	(1.39)
Estimated FFO per share	$2.19	$2.25

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For the third quarter of 2007, the Company estimates earnings per share to be in the range of $1.35 to $1.39 and FFO per share to be in the range of $0.50 to $0.54.  A reconciliation of the range of estimated FFO per share to estimated earnings per share for the third quarter of 2007 follows:

	Low End	High End
Estimated earnings per share	$1.35	$1.39
Add: Real estate depreciation and amortization*	0.47	0.47
Less: Gain on sales of properties	(1.32)	(1.32)
Estimated FFO per share	$0.50	$0.54

*      Wholly-owned properties and pro rata share of joint ventures

Funds From Operations and Net Operating Income

This press release contains certain non-Generally Accepted Accounting Principles (GAAP) financial measures and other terms.  The Company’s definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable.  The non-GAAP financial measures referred to above should not be considered as alternatives to net income or other GAAP measures as indicators of our performance.

Funds From Operations (“FFO”) is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust (“REIT”).  The Company uses FFO in addition to net income to report operating results.  FFO is an industry standard for evaluating operating performance defined as net income (computed in accordance with GAAP) excluding gains or losses from sales of depreciable property, plus real estate related depreciation and amortization after adjustments for unconsolidated partnerships and joint ventures.  FFO does include impairment losses for properties held for use and held for sale.  Reconciliations of non-GAAP financial measures to earnings used in this press release are included in the above Outlook sections of the press release.

Net Operating Income (“NOI”) is used by industry analysts, investors and Company management to measure operating performance of the Company’s properties.  NOI represents total property revenues less property operating and maintenance expenses.  Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense.  These items are excluded from NOI in order to provide results that are more closely related to a property’s results of operations. In addition the Company’s computation of same mall NOI excludes property bad debt expense, straight-line adjustments of minimum rents, termination income, and income from outparcel sales. We also adjust for other miscellaneous items in order to enhance the comparability of results from one period to another.  Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level.  As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property’s performance.  Real estate asset related depreciation and amortization is excluded from NOI for the same reasons that it is excluded from FFO pursuant to the National Association of Real Estate Investment Trust’s definition.

Second Quarter Conference Call

Glimcher’s second quarter investor conference call is scheduled for 11 a.m. ET on Thursday, July 26, 2007.  Those wishing to join this call may do so by calling (866) 356-3377, passcode 45285185.  This call also will be simulcast and available over the Internet via the web site www.glimcher.com on July 26, 2007 and continue through August 9, 2007.  Supplemental information about the second quarter operating results is available on the Company’s web site or at www.sec.gov or by calling (614) 887-5844.

About the Company

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of regional and super-regional malls.  At June 30, 2007, the Company’s mall portfolio, including assets held through our strategic joint ventures, consisted of 25 properties located in 15 states with gross leasable area totaling approximately 23.1 million square feet.  The community center portfolio is comprised of four properties representing approximately 1.0 million square feet. Glimcher Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “GRT.”  Glimcher Realty Trust’s Series F and Series G preferred shares are listed on the New York Stock Exchange under the symbols “GRT.F” and “GRT.G,” respectively.  Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market.

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Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy.  Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, competition, tenant bankruptcies, bankruptcies of Joint Venture (JV) partners, failure to increase mall store occupancy and same-mall operating income, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, increases in and/or new impairment charges, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire or sell properties as and when anticipated, the failure to fully recover tenant obligations for common area maintenance, taxes and other property expenses, the failure to achieve FFO and/or earnings per share for 2007 set forth in this press release, failure of the Company to qualify as a real estate investment trust, termination of existing JV arrangements, conflicts of interest with our existing JV partners, the failure to sell malls and the failure to sell such properties when anticipated, the failure to achieve estimated sales prices and proceeds from the sale of malls and community centers, the failure to upgrade tenant mix, restrictions in current financing arrangements, the failure to refinance debt at favorable terms and conditions, loss of key personnel, increases in impairment charges, as well as other risks listed from time to time in the Company’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Company.

Visit Glimcher at: www.glimcher.com

Financial Tables to follow

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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three Months ended June 30,
Statement of Operations	2007		2006

Total revenues	$73,132		$72,899
Total expenses	(51,981)		(48,032)
Operating income	21,151		24,867
Interest expense, net	(23,311)		(20,388)
Equity in income of unconsolidated entities, net	1,276		259
(Loss) income before minority interest in operating partnership
and discontinued operations	(884)		4,738

Minority interest in operating partnership	431		3,733
(Loss) income from continuing operations	(453)		8,471
Discontinued operations:
Impairment loss	(2,452)		(48,801)
Loss on sale of properties	(1,073)		-
Income from operations	3,060		1,644
Net loss	(918)		(38,686)
Less: Preferred stock dividends	(4,359)		(4,359)
Net loss to common shareholders	$(5,277)		$(43,045)

Reconciliation of Net Loss to Common Shareholders		Per Diluted		Per Diluted
to Funds From Operations		Common Share		Common Share

Net loss to common shareholders	$(5,277)		$(43,045)
Minority interest in operating partnership	(431)		(3,733)
	(5,708)	$(0.14)	(46,778)	$(1.17)
Real estate depreciation and amortization	19,571	0.48	18,424	0.46
Equity in income of unconsolidated entities	(1,276)	(0.03)	(259)	(0.00)
Pro-rata share of joint venture funds from operations	2,388	0.06	1,705	0.04
Loss on sale of properties	1,073	0.03	-	-
Funds From Operations	$16,048	$0.40	$(26,908)	$(0.67)

Weighted average common shares outstanding - basic	36,998		36,595
Weighted average common shares outstanding - diluted	40,548		40,084

Earnings per Share

Net (loss) income available to common shareholders before
discontinued operations per common share	$(0.13)		$0.01
Discontinued operations per common share	$(0.01)		$(1.19)
Loss per common share	$(0.14)		$(1.18)

Net (loss) income available to common shareholders before
discontinued operations per diluted common share	$(0.13)		$0.01
Discontinued operations per diluted common share	$(0.01)		$(1.18)
Loss per diluted common share	$(0.14)		$(1.17)
Funds from operations per diluted common share	$0.40		$(0.67)

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GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Six Months ended June 30,
Statement of Operations	2007		2006

Total revenues	$147,849		$147,957
Total expenses	(101,844)		(97,699)
Operating income	46,005		50,258
Interest expense, net	(46,012)		(40,991)
Equity in income of unconsolidated entities, net	1,393		852
Income before minority interest in operating partnership
and discontinued operations	1,386		10,119

Minority interest in operating partnership	348		3,396
Income from continuing operations	1,734		13,515
Discontinued operations:
Impairment loss	(2,452)		(48,801)
(Loss) gain on sale of properties	(1,435)		1,717
Income from operations	6,702		3,226
Net income (loss)	4,549		(30,343)
Less: Preferred stock dividends	(8,718)		(8,718)
Net loss to common shareholders	$(4,169)		$(39,061)

Reconciliation of Net Loss to Common		Per Diluted		Per Diluted
Shareholders to Funds From Operations		Common Share		Common Share

Net loss to common shareholders	$(4,169)		$(39,061)
Minority interest in operating partnership	(348)		(3,396)
	(4,517)	$(0.11)	(42,457)	$(1.06)
Real estate depreciation and amortization	36,830	$0.91	37,937	0.94
Equity in income of unconsolidated entities	(1,393)	$(0.03)	(852)	(0.02)
Pro-rata share of joint venture funds from operations	3,689	$0.09	3,251	0.08
Loss (gain) on sale of properties	1,435	$0.03	(1,717)	(0.04)
Funds From Operations	$36,044	$0.89	$(3,838)	$(0.10)

Weighted average common shares outstanding - basic	36,901		36,458
Weighted average common shares outstanding - diluted	40,436		40,072

Earnings per Share

Net (loss) income available to common shareholders before
discontinued operations per common share	$(0.18)		$0.04
Discontinued operations per common share	$0.07		$(1.11)
Loss per common share	$(0.11)		$(1.07)

Net (loss) income available to common shareholders before
discontinued operations per diluted common share	$(0.18)		$0.03
Discontinued operations per diluted common share	$0.07		$(1.09)
Loss per diluted common share	$(0.11)		$(1.06)
Funds from operations per diluted common share	$0.89		$(0.10)

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GLIMCHER REALTY TRUST
Selected Balance Sheet Information
(in thousands, except percentages and base rents)

	June 30,	December 31,
	2007	2006

Investment in real estate, net	$1,774,939	$1,773,805
Total assets	$1,879,617	$1,888,820
Mortgage notes and other notes payable	$1,615,779	$1,576,886
Debt / Market capitalization	57.1%	55.3%
Debt / Market capitalization including pro-rata share of joint ventures	58.1%	56.3%

		June 30,	June 30,
		2007	2006
Occupancy:
	Wholly-owned Malls:
	Mall Anchors	95.1%	95.3%
	Mall Stores	90.5%	87.9%
	Total Consolidated Mall Portfolio	93.5%	92.6%

	Comparable Wholly-owned Malls (1):
	Mall Anchors	95.1%	96.4%
	Mall Stores	90.5%	89.4%
	Total Consolidated Mall Portfolio	93.5%	93.9%

	Mall Portfolio including Joint Ventures:
	Mall Anchors	95.4%	95.7%
	Mall Stores	90.3%	87.3%
	Total Mall Portfolio	93.6%	92.7%

	Comparable all Portfolio including Joint Ventures (1):
	Mall Anchors	95.4%	96.8%
	Mall Stores	90.3%	88.6%
	Total Mall Portfolio	93.6%	93.9%

Average Base Rents:
	Comparable Wholly-owned Malls (1):
	Mall Anchors	$6.34	$6.20
	Mall Stores	$26.08	$25.47

	Comparable Mall Portfolio including Joint Ventures (1):
	Mall Anchors	$6.74	$6.63
	Mall Stores	$25.86	$25.43

(1) Comparable occupancy rates exclude properties sold in 2007 from the 2006 amounts

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